SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2007, TVI Corporation (“TVI”) announced the appointment of Sherri S. Voelkel, age 44, as Senior Vice President, Chief Financial Officer and Treasurer of TVI effective August 29, 2007. Ms. Voelkel has served as Acting Chief Financial Officer since May 4, 2007. Ms. Voelkel replaces George J. Roberts, who previously served as TVI’s Chief Financial Officer and Treasurer. Mr. Roberts was placed on administrative medical leave on May 4, 2007. Mr. Roberts has resigned from all positions at TVI and its subsidiaries effective August 29, 2007. In connection with his resignation, TVI and Mr. Roberts entered into a separation agreement that provides for a severance benefit of $150,000 payable in equal installments made according to TVI’s regular pay schedule beginning on August 29, 2007 and ending on May 17, 2008. The agreement is subject to a seven day revocation right exercisable by Mr. Roberts under federal employment law. TVI does not expect Mr. Roberts to exercise the revocation right.

Ms. Voelkel joined TVI in February 2006 as Corporate Controller and was appointed as acting Chief Financial Officer on May 4, 2007. From August 2002 to February 2006, she was Director of Accounting and Attest Services at Sturn, Wagner, Lombardo & Co., a public accounting firm in Annapolis, Maryland. Prior to August 2002, Ms. Voelkel was employed by PricewaterhouseCoopers LLC where she held the position of Partner in Accounting and Business Advisory Services. Ms. Voelkel graduated from the University of Tulsa with a Bachelor of Science and Business Administration and is a Certified Public Accountant.

On September 5, 2007, TVI also announced the appointment of William C. Baugh, age 58, as Senior Vice President and General Manager, Shelters and Related Products. Since joining TVI in November 2006, Mr. Baugh has served as Vice President of Military Programs with responsibility for government relations, congressional relations, and marketing products and programs to the military. Before joining TVI, Mr. Baugh served for 21 years in a number of increasingly responsible roles with Smiths Detection, a recognized leader in chemical and biological detection equipment for military and homeland security applications, including its predecessors, Environmental Technologies Group, Inc. and Allied Signal Bendix, culminating in his appointment as VP for Marketing and Government Relations. Mr. Baugh has a Bachelor of Science degree from the University of Maryland. Mr. Baugh joins Thomas N. Brown and Dale E. Kline, Sr., who are the general managers of TVI’s two other business segments, SSES Rental Services and Personal Protection Equipment, respectively.

It is anticipated that TVI and Mr. Baugh will enter into a written employment agreement that will provide for an annual base salary of $190,000, plus an annual incentive bonus of up to 20% of base salary linked to achieving specified financial and non-financial targets relating to the performance of TVI’s Shelters and Related Products segment. Mr. Baugh will also be eligible to receive a commission-based incentive bonus linked to his origination of sales in TVI’s Personal Protection Equipment and SSES Rental Services segments that varies according to achievement of planned results in those segments.

On August 29, 2007, Sean R. Hunt, 39, was appointed to serve as Senior Vice President, General Counsel and Secretary of the Company. Mr. Hunt has served as the Company’s General Counsel since joining TVI in November 2005. From July 2004 until joining TVI, he served as Vice President and General Counsel of Visual Networks, Inc., a publicly-traded marketer of software and hardware products located in Rockville, MD. From 1999 until joining Visual Networks, Mr. Hunt was in private practice with Kirkpatrick & Lockhart Preston Gates Ellis LLP in Washington, DC. Mr. Hunt previously served for five years as a member of the staff of the United States Securities and Exchange Commission in Washington, DC. Mr. Hunt has a Juris Doctor degree from American University, a Master of Science degree from George Washington University and a Bachelor of Science degree from the University of Virginia.

On August 29, 2007, TVI entered into retention agreements with Ms. Voelkel and Mr. Hunt. Employment under the retention agreements is “at will” and either party may terminate the agreement, with or without cause, on thirty days notice; however, each of Mr. Hunt and Ms. Voelkel (together, the “officers”) will be entitled to the following severance benefits if their employment is terminated by TVI without “cause” or by the officer for “good reason” (each as defined in the agreement): (i) 12 months of the officer’s base salary, as in effect immediately prior to the date of termination, payable in accordance with TVI’s normal payroll practices; (ii) reimbursement for premiums paid for medical benefits for the officer and officer’s eligible dependents; and (iii) full accelerated vesting of the officer’s then outstanding unvested Company stock options. In conjunction with entering into the retention agreements, TVI set the annual salaries for Mr. Hunt and Ms. Voelkel at $200,000 and $195,000, respectively, and established an incentive bonus program pursuant to which the officers may earn an annual incentive bonus of up to 20% of base salary linked to achieving specified financial and non-financial targets related to TVI’s performance on a consolidated basis.

There are no family relationships between Ms. Voelkel, Mr. Baugh or Mr. Hunt and any other executive officer or director of TVI. None of Ms. Voelkel, Mr. Baugh or Mr. Hunt or any member of their immediate families, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Voelkel and Mr. Baugh is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2007, TVI Corporation filed Articles Supplementary with the Maryland State Department of Assessments and Taxation certifying that TVI had elected by resolution of its Board of Directors (the “Board”) to become subject to the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “Governance Measures”). The Governance Measures provide:

(1) for a classified board of directors;

(2) that a director may be removed only by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

(3) that, in the event of a vacancy on the Board occurring for any reason, such vacancy shall be filled by the Board and the substitute director will serve for the remainder of the term of the replaced director;

(4) that the number of directors may only be fixed by the Board; and

(5) that TVI’s corporate secretary may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Prior to the adoption of the governance measures, the Board has been divided into three classes serving staggered three-year terms with specified terms of office as permitted by the Maryland General Corporation Law (“MGCL”). The Board has designated that the existing classification of terms of directors shall continue as follows: the terms of office of the two directors assigned to Class A expire at the 2008 annual meeting of TVI’s stockholders, the terms of office of the two directors assigned to Class B continue until the annual meeting in 2009, and the term of office of the director assigned to Class C continues until the annual meeting in 2010. The directors in each class are set forth below:

Class A:

Richard P. Sullivan

Todd L. Parchman

Class B:

Mark N. Hammond

Donald C. Yount, Jr.

Class C:

Harley A. Hughes

The Board believes that the adoption of the Governance Measures is advantageous to TVI because it will help protect TVI stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of TVI at a price or on terms that are not in the best interests of all TVI stockholders. In accordance with the MGCL, when there is a classified board stockholders may remove directors only for cause, unless the articles of incorporation otherwise provide. TVI’s articles of incorporation do not contain a provision regarding the removal of directors, although the bylaws permitted the removal of a director by TVI stockholders without cause. Under the Governance Measures, stockholders may not remove a director without cause prior to the expiration of his or her current term and removal of a director for cause will require a two-thirds vote of stockholders. Additionally, as a result of the adoption of the Governance Measures, stockholders will no longer have the right to amend the Bylaws to eliminate the classified board structure or reduce the threshold for stockholder-requested special meetings of stockholders below a majority.

The adoption of the Governance Measures is not the result of or in response to any specific effort to acquire control of TVI. Neither the Board nor TVI management has any knowledge of any effort to accumulate TVI’s securities or to obtain control of TVI by means of a merger, tender offer, solicitation in opposition to management or otherwise.

The Articles Supplementary which implement the Governance Measures are attached hereto as Exhibit 3.1.

Also on August 29, 2007, the Board approved an amendment to TVI’s Amended and Restated Bylaws (the “Bylaws”). The amendment to Bylaws (the “Bylaws Amendment “) amended Article II, Section 7, which governs the process for the timely and proper submission of stockholder proposals at annual and special stockholder meetings. Specifically, the Bylaws Amendment clarifies that to be timely, written notice of such proposal must be delivered to the Secretary at the principal executive offices of TVI not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Additionally, with respect to an annual meeting that is advanced by more than 30 days before or delayed by more than 60 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely any such notice must be so delivered not earlier later than the close of business on the 120th day prior to such annual meeting and later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. The Bylaws Amendment does not affect the timing of stockholder proposals under Rule 14a-8 of the SEC’s proxy rules.

The Bylaws Amendment is effective as of August 29, 2007. The foregoing description of the Bylaws Amendment is not complete and is qualified in its entirety by reference to the text of the Bylaws Amendment, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Board believes that the adoption of the Bylaw Amendment is advantageous to TVI because it will clarify and simplify the process governing the timely and proper submission of stockholder proposals at annual and special stockholder meetings.

The adoption of the Bylaw Amendment is not the result of or in response to any stockholder proposal. Neither the Board nor TVI management has any knowledge of any stockholder proposal or solicitation in opposition to management.

ITEM 9.01	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit No.	Document
3.1	TVI Corporation Articles Supplementary filed with the Maryland State Department of Assessments and Taxation on September 4, 2007

3.2	TVI Corporation Bylaws Amendment adopted and approved on August 29, 2007

99.1	Press Release of TVI Corporation, dated September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: September 4, 2007	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer